EXHIBIT 99.2

HOLLISTER & BLACKSMITH, INC.
D/B/A AMERICAN CANNABIS CONSULTING
BALANCE SHEETS (UNAUDITED) FOR THE SIX MONTHS ENDED JUNE 30, 2014 AND 2013

	June 30,	December 31,
	2014	2013
	(unaudited)	(audited)

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$302,187	$17,597
Prepaid expenses and other current assets	45,047	4,368
Accounts receivable, net	—	1,250
Total current assets	347,234	23,215

PROPERTY AND EQUIPMENT, net	2,728	1,765

Total assets	$349,962	$24,980

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Deferred revenue	$116,642	$11,109
Due to directors	3,006	3,006
Accrued expenses	51,215	1,698
Accrued payroll liabilities	2,834	636
Accounts payable	46,579	152
Total current liabilities	220,276	16,601

DUE TO RELATED PARTIES	215,642	—

Total liabilities	435,918	16,601

SHAREHOLDERS’ EQUITY

Common stock, $.001 par value; 12,000 shares authorized; 10,000 and 8,000 shares issued and outstanding as of June 30, 2014 and December 31, 2013, respectively	10	8
Additional paid in capital	990	792
Retained earnings (loss)	(86,956)	7,579
Total shareholders’ equity	(85,956)	8,379

Total liabilities and shareholders’ equity	$349,962	$24,980

The accompanying notes are an integral part of these consolidated financial statements.

F-1

HOLLISTER & BLACKSMITH, INC.

D/B/A AMERICAN CANNABIS CONSULTING

STATEMENTS OF OPERATIONS (UNAUDITED)

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2014 AND 2013

				From March 5, 2013
	Three Months	Three Months	Six Months	(Date of Inception)
	Ended	Ended	Ended	through
	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

REVENUES
Consulting and advisory	$103,540	$4,350	$127,404	$4,350
Equipment & supplies	2,190	—	9,638	—
Total revenues	$105,730	$4,350	$137,042	$4,350

COST OF REVENUES
Cost of consulting and advisory	55,464	575	74,889	575
Cost of equipment & supplies	1,992	50	9,017	50
Total cost of revenues	57,456	625	83,906	625

GROSS PROFIT	48,274	3,725	53,136	3,725

OPERATING EXPENSES
General and administrative expenses	77,887	550	95,893	599
Selling and marketing expenses	26,072	1,271	47,517	1,271
Total operating expenses	103,959	1,821	143,410	1,870

INCOME (LOSS) FROM OPERATIONS	(55,685)	1,904	(90,274)	1,855

OTHER INCOME (EXPENSES)
Interest expense	(218)	—	(261)	—
Total other income (expenses)	(218)	—	(261)	—

NET INCOME (LOSS)	$(55,903)	$1,904	$(90,535)	$1,855

Basic and fully diluted net income per common share	$(5.99)	$0.23	$(10.45)	$0.23
Weighted average common shares outstanding	9,319	8,000	8,663	8,000

The accompanying notes are an integral part of these consolidated financial statements.

F-2

HOLLSTER & BLACKSMITH, INC.
D/B/A AMERICAN CANNABIS CONSULTING
STATEMENTS OF SHAREHOLDERS' EQUITY (UNAUDITED) FOR THE SIX MONTHS ENDED JUNE 30, 2014 AND 2013

	Common Stock, $.001 Par,				Total
	12,000 Shares Authorized		Additional	Retained	Shareholders’
	Shares	Amount	Paid in Capital	Earnings	Equity

BALANCE, March 5, 2013 (Date of Inception)	—	$—	$—	$—	$—

Issuance of common stock	8,000	8	792	—	800

Net income (loss)	—	—	—	18,941	18,941

Distributions	—	—	—	(11,362)	(11,362)

BALANCE, December 31, 2013 (audited)	8,000	$8	$792	$7,579	$8,379

Net income (loss)	—	—	—	(90,535)	(90,535)

Issuance of common stock	2,000	2	198	—	200

Distributions	—	—	—	(4,000)	(4,000)

BALANCE, June 30, 2014 (unaudited)	10,000	$10	$990	$(86,956)	$(85,956)

The accompanying notes are an integral part of these consolidated financial statements.

F-3

HOLLISTER & BLACKSMITH, INC.
D/B/A AMERICAN CANNABIS CONSULTING
STATEMENTS OF CASH FLOWS (UNAUDITED) FOR THE SIX MONTHS ENDED JUNE 30, 2014 AND 2013
		From March 5, 2013
	For The Six Months Ended	(Date of Inception) through
	June 30, 2014	June 30, 2013
	(unaudited)	(unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(90,535)	$1,855
Adjustments to reconcile net income to net cash provided
by operating activities
Depreciation	287	194
Changes in operating assets and liabilities:
Restricted cash	—	—
Prepaid expenses and other assets	(11,479)	—
Accounts receivable	1,250	—
Inventories	(29,198)
Deferred revenue	105,533	—
Accrued expenses	49,515	251
	2,198	—
Accounts payable	46,427	—
Net cash provided by operating activities	73,998	2,300

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(1,250)	(2,250)
Net cash used in investing activities	(1,250)	(2,250)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from short-term notes payable	35,000	—
Repayment of short-term notes payable	(35,000)	—
Due to BIMI	215,642	—
Due to (from) directors	—	750
Proceeds from issuance of common stock	200	800
Distributions to owners	(4,000)	(1,500)
Net cash used in financing activities	211,842	50

NET INCREASE IN CASH AND CASH EQUIVALENTS	284,590	100

CASH AND CASH EQUIVALENTS, beginning of period	17,597	—

CASH AND CASH EQUIVALENTS, end of year	$302,187	$100

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash Paid during the period for interest	$261	$
Cash paid during the period for income taxes	$	$

The accompanying notes are an integral part of these consolidated financial statements.

F-4

Note 1. Organization and Description of Business

Hollister & Blacksmith, Inc. dba American Cannabis Consulting (the “Company” or “ACC”) was incorporated on March 5, 2013 under the laws of the State of Colorado. ACC is based out of Denver, CO, and operates a fully integrated business model that features end-to-end solutions for businesses operating in the cannabis industry in states and countries where cannabis is regulatCed and has been de-criminalized for medical use and/or legalized for recreational use.

ACC provides its clients end-to-end solutions based on its specialized knowledge of and experience with operating in regulated cannabis industries. ACC is both a consulting and advisory service provider and a supplier of products and equipment to businesses operating in this unique industry. The Company’s consultants and advisors providing services to clients consist of the Company’s two officers and directors and three independent contractors.

On May 15, 2014, the Company entered into an Agreement and Plan of Merger ("Merger Agreement") with Cannamerica Corp., a wholly-owned subsidiary of Brazil Interactive Media, Inc. (“BIMI”), at which point in time, effective immediately, the Company’s co-founder and president, Corey Hollister, was named CEO of BIMI. Under the Agreement and Plan of Merger, all of the outstanding shares of common stock of the Company will be acquired. The effective time of the Merger shall be upon the filing of Certificates of Merger with the Secretaries of State of the States of Delaware and Colorado, pursuant to applicable statutes. As of the date of this report, September 4, 2014, the documents making the merger effective have not been filed.

Note 2. Summary of Significant Accounting Policies

Basis of Accounting

The financial statements are prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"). The Company has elected a fiscal year ending on December 31.

Use of Estimates in Financial Reporting

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the financial statements and reported amounts of revenues and expenses during the periods presented. Actual results could differ from these estimates. Estimates and assumptions are reviewed periodically and the effects of revisions are reflected in the financial statements in the period they are deemed to be necessary. Significant estimates made in the accompanying financial statements include but are not limited to following: those related to revenue recognition, allowance for doubtful accounts and unbilled services, lives and recoverability of equipment and other long-lived assets, contingencies and litigation. The Company is subject to uncertainties, such as the impact of future events, economic, environmental and political factors, and changes in the business climate; therefore, actual results may differ from those estimates. When no estimate in a given range is deemed to be better than any other when estimating contingent liabilities, the low end of the range is accrued. Accordingly, the accounting estimates used in the preparation of the Company's financial statements will change as new events occur, as more experience is acquired, as additional information is obtained and as the Company's operating environment changes. Changes in estimates are made when circumstances warrant. Such changes and refinements in estimation methodologies are reflected in reported results of operations; if material, the effects of changes in estimates are disclosed in the notes to the financial statements.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. Cash and cash equivalents are held in operating accounts at a major financial institution. The Company’s cash balances at June 30, 2014 and December 31, 2013 did not exceed the deposit insurance limits for the financial institutions.

F-5

Restricted Cash

Restricted cash is recorded at cost, which approximates fair value. There was no restricted cash included in current assets on our balance sheets as of June 30, 2014 and December 31, 2013. Restricted cash previously related to remaining proceeds from a short-term note entered into on March 21, 2014 (see Note 7. Notes Payable) which restricted the use of its proceeds.

Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets is comprised of advance payments made to third parties for independent contractors’ services, general expenses and inventory deposits. Prepaid services and general expenses are amortized over the applicable periods which approximate the life of the contract. When the Company takes title to inventory for which deposits are made, the related amount is classified as inventory and recognized as a cost of revenues (see “Cost of Revenues” below).

Accounts Receivable

Accounts receivable are recorded at the net value of face amount less an allowance for doubtful accounts. On a periodic basis, the Company evaluates its accounts receivable and, if necessary, establishes the allowance for doubtful accounts by calculating and recording a specified percentage of the individual open receivable balances. Specific allowances are also recorded based on historical experience, analysis of past due accounts, client creditworthiness and other current available information. However, the Company’s actual experience may vary from its estimates. If the financial condition of its clients were to deteriorate, resulting in their inability or unwillingness to pay the Company’s fees, it may need to record additional allowances or write-offs in future periods. This risk is mitigated to the extent that the Company receives retainers from its clients prior to performing significant services.

The allowance for doubtful accounts is recorded as a reduction in revenue to the extent the provision relates to fee adjustments and other discretionary pricing adjustments. To the extent the provision relates to a client's inability to make required payments on accounts receivables, the provision is recorded in operating expenses.

Significant Clients and Customers

For the three months ended June 30, 2014, three clients individually accounted for 10% or more and 65% in aggregate of the Company’s total revenues. For the six months ended June 30, 2014, three clients individually accounted for 10% or more and 66% in aggregate of the Company’s total revenues. The Company did not have any revenues during fiscal year 2013.

The Company did not have any outstanding gross accounts receivables at June 30, 2014. At December 31, 2013, one client represented 100% of its gross accounts receivable balance of $1,250.

Property and Equipment, net

Property and Equipment is stated at net book value, cost less depreciation. Maintenance and repairs are expensed as incurred. Depreciation of owned equipment is provided using the straight-line method over the estimated useful lives of the assets, ranging from two to seven years. Property and equipment is reviewed for impairment as discussed below under “Accounting for the Impairment of Long-Lived Assets.” The Company did not capitalize any interest as of June 30, 2014 or December 31, 2013.

F-6

Accounting for the Impairment of Long-Lived Assets

The Company evaluates long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Upon such an occurrence, recoverability of assets to be held and used is measured by comparing the carrying amount of an asset to forecasted undiscounted net cash flows expected to be generated by the asset. If the carrying amount of the asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. For long-lived assets held for sale, assets are written down to fair value, less cost to sell. Fair value is determined based on discounted cash flows, appraised values or management's estimates, depending upon the nature of the assets. The Company had not recorded any impairment charges related to long-lived assets as of June 30, 2014 or December 31, 2013.

Revenue Recognition

Revenue is recognized in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 605, Revenue Recognition. The Company recognizes revenue when persuasive evidence of an arrangement exists, the related services are rendered or delivery has occurred, the price is fixed or determinable and collectability is reasonably assured.

The Company primarily generates revenues from professional services consulting agreements. These arrangements are generally entered into on a time basis, for a fixed-fee or on a contingent fee basis. Generally, a prepayment or retainer is required prior to performing services.

Revenues from time-based engagements are recognized as the hours are incurred by the Company.

Revenues from fixed-fee engagements are recognized under the completed or proportional performance methods. Management reviews arrangement to determine whether or not the fixed-fee is for a final deliverable or act which is significant to the arrangement as a whole. If it is, revenue is recognized under the completed performance method, in which revenue is recognized once the final act or deliverable is performed or delivered. Revenue recognized under the proportional performance method is recognized as services are performed. Under this method, the Company estimates the amount of completed work in comparison to the total services to be provided under the arrangement or deliverable in order to determine the amount of revenue to be recognized. Revenue recognition is affected by a number of factors that change the estimated amount of work required to complete the deliverable, such as changes in scope, timing, awaiting notification of license award from local government, and the level of client involvement. Losses, if any, on fixed-fee engagements are recognized in the period in which the loss first becomes probable and reasonably estimable. As of June 30, 2014 and December 31, 2013, such losses have not been significant. The Company believes if an engagement terminates prior to completion it can recover the costs incurred related to the services provided.

The Company has some arrangements for which revenues are contingent upon achieving a pre-determined deliverable or future outcome. Any contingent revenue for these arrangements is not recognized until the contingency is resolved and collectability is reasonably assured.

The Company’s arrangements with clients may include terms to deliver multiple services or deliverables. These contracts specifically identify the services to be provided with the corresponding deliverable. The value for each deliverable is determined based on the prices charged when each element is sold separately or by other vendor-specific objective evidence (“VSOE”). Revenues are recognized in accordance with our accounting policies for the elements as described above. The elements qualify for separation when the deliverables have value on a stand-alone basis and the value of the separate elements can be established by VSOE or an estimated selling price. While assigning values and identifying separate elements requires judgment, generally selling prices of the separate elements are readily identifiable as the Company also sells those elements individually outside of a multiple services engagement. Contracts with multiple elements are typically fixed-fee or on time basis. Arrangements are typically terminable by either party upon sufficient notice and do not include provisions for refunds relating to services provided.

F-7

Differences between the timing of billings and the recognition of revenue are recognized as either unbilled services or deferred revenue in the accompanying balance sheet. Revenues recognized for services performed, but not yet billed to clients are recorded as unbilled services.

Reimbursable expenses, including those relating to travel, other out-of-pocket expenses and any third-party costs, are included as a component of revenues. Typically, an equivalent amount of reimbursable expenses are included in total direct client service costs. Reimbursable expenses related to time and materials and fixed-fee engagements are recognized as revenue in the period in which the expense is incurred and collectability is reasonably assured. Taxes collected from customers and remitted to governmental authorities are presented in the statement of operations on a net basis.

Revenue from supply and equipment sales, including the delivery fee, is recognized when an order has been obtained, the price is fixed and determinable, the product is shipped, title has transferred and collectability is reasonably assured. Generally, our suppliers’ drop-ship orders to our clients with origin terms. For any shipments with destination terms, the Company defers revenue until delivery to the customer. As of June 30, 2014 and December 31, 2013, sales returns had not been significant and as such, a sales return allowance had not been recorded.

Cost of Revenues

The Company’s policy is to recognize costs of revenue in the same manner in conjunction with revenue recognition. Cost of revenue includes the costs directly attributable to revenue recognition and includes compensation and fees for services, travel and other expenses for services and cost of products and equipment. Selling, general and administrative expenses are charged to expense as incurred.

Advertising

Advertising costs are included as a component of selling and marketing expense and are expensed as incurred. During the three and six month periods ended June 30, 2014, these costs were $8,252 and $8,322, respectively. There were no such costs during fiscal 2013.

Shipping and Handling Costs

For supply and equipment sales, shipping and handling costs are included as a component of cost of revenues.

Income Taxes

The Company has elected to be treated as an S corporation for income tax purposes as provided in Section 1361 of the Internal Revenue Code. In lieu of corporate income taxes, the owners are taxed on their proportionate share of the respective Company’s taxable income. As of June 30, 2014 and December 31, 2013, the Company had elected and maintained its status as an S Corporation.

The Company believes it does not have any uncertain tax positions as of June 30, 2014 and December 31, 2013, and accordingly, no liability for federal or state income taxes was included in the financial statements as of these dates, and no provision for federal or state income taxes has been included in the financial statements during the six and three month periods ended June 30, 2014 and June 30, 2013.

Earnings per Share

The Company reports earnings per share in accordance with FASB ASC 260, Earnings per Share. This statement requires dual presentation of basic and diluted earnings with a reconciliation of the numerator and denominator of the earnings per share computations. Basic earnings per share amounts are based on the weighted average shares of common stock outstanding. If applicable, diluted earnings per share assume the conversion, exercise or issuance of all common stock instruments such as options, warrants and convertible securities, unless the effect is to reduce a loss or increase earnings per share. There were no adjustments to the diluted earnings per share calculation as the Company does not have any dilutive instruments during the periods presented.

F-8

Related Party Transactions

The Company follows FASB ASC subtopic 850-10, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Pursuant to ASC 850-10-20, related parties include: a) affiliates of the Company; b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; c) trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d) principal owners of the Company; e) management of the Company; f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a) the nature of the relationship(s) involved; b) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which statements of operation are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c) the dollar amounts of transactions for each of the periods for which statements of operations are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d) amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

See Note 9 Related Party Transactions for associated disclosures.

Note 3. Recent Accounting Pronouncements

In July 2013, the Financial Accounting Standards Board (FASB) issued accounting standards update (“ASU”) No. 2013-11 “Income Taxes (Topic 740): Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists,” to resolve the diversity in practice in the presentation of unrecognized tax benefits when a net operating loss carryforward, a similar tax loss, or a tax credit carryforward exists. Although permitted by the ASU, the Company did not elect early adoption or retrospective application. As such, the ASU became effective prospectively for the Company as of its first quarter of 2014. As of June 30, 2014, the Company did not have any unrecognized tax benefits that meet the conditions described by the ASU; accordingly, the ASU did not have any impact on the Company’s results of operations or financial position.

In May 2014, the FASB issued ASU 2014-09,”Revenue from Contracts with Customers (Topic 606)”, which supersedes the revenue recognition requirements in ASC 605, “Revenue Recognition”. This ASU requires revenue to be recognized to reflect the consideration an entity expects to be entitled to in exchange for the transfer of goods or services to customers in the appropriate period. This ASU also requires disclosures enabling users of financial statements to understand the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. Additionally, qualitative and quantitative disclosures about customer contracts, significant judgments and changes in judgments, and assets recognized from the costs to obtain or fulfill a contract are required. The Company will be required to implement this guidance in the first quarter of fiscal year 2017, using one of two prescribed retrospective methods. No early adoption is permitted. The Company has not yet determined the effect of adoption on the consolidated financial statements.

F-9

 There have been no other recent accounting pronouncements or changes in accounting pronouncements during the quarter ended June 30, 2014 that are of significance, or potential significance, to the Company.

Note 4. Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets were comprised of the following as of June 30, 2014 and December 31, 2013:

	June 30, 2014	December 31, 2013
	(unaudited)	(audited)

Finished goods inventories	$29,198	$—
Prepaid expenses	9,657	4,368
Deposits	5,990	—
Other current assets	202	—
Prepaid expenses and other current assets	$45,047	$4,368

Note 5. Accounts receivable

Accounts receivable was comprised of the following as of June 30, 2014 and December 31, 2013:

	June 30, 2014	December 31, 2013
	(unaudited)	(audited)

Gross accounts receivables	$—	$1,250
Less allowance for doubtful accounts	—	—
Accounts receivable, net	$—	$1,250

The Company did not recognize any bad debt expense for the three and six month periods ended June 30, 2014. The Company also did not recognize any bad debt expense during fiscal 2013.

Note 6. Property and Equipment, net

Property and equipment, net, was comprised of the following as of June 30, 2014 and December 31, 2013:

	June 30, 2014	December 31, 2013
	(unaudited)	(audited)

Office equipment	$2,250	$2,250
Machinery & Equipment	1,250	—
PROPERTY AND EQUIPMENT, gross	$3,500	$2,250
Less accumulated depreciation	(772)	(485)
PROPERTY AND EQUIPMENT, net	$2,728	$1,765

The Company recorded depreciation expense of $141 and $287 during the three and six months ended June 30, 2014, respectively. The Company recorded depreciation expense of $49 during the three months ended June 30, 2013 and $194 from the date of inception of March 5, 2013 through June 30, 2013.

F-10

Note 7. Notes Payable

On March 21, 2014, the Company entered into a secured promissory note with Duchess Opportunity Fund, II, LP, in the amount of $35,000 which bears interest of 5% per annum. This principal on the note was satisfied on May 15, 2014 by converting the note to a BIMI convertible debenture (see Note 9. Related Party Transactions). During the three and six months ended June 30, 2014, the Company recorded interest expense related to this note of $217 and $261, respectively. The company recorded no interest expense from the date of inception of March 5, 2013 through June 30, 2013.

Note 8. Earnings (Loss) Per Share

The Company calculates basic loss per share by dividing net loss by the weighted average number of shares of common stock outstanding. Shares issuable upon the satisfaction of certain conditions, if any, are considered outstanding and included in the computation of basic loss per share. No such shares existed for the three and six month periods ended June 30, 2014.

During the three and six months ended June 30, 2014, the company had no antidilutive shares excludable from its earnings per share calculation.

Note 9. Related Party Transactions

From time to time, the Company purchases inventory and equipment from Baroud Development Group, in which Anthony Baroud, the Company’s Vice President, is a owner. During the three months ended June 30, 2014, total such transactions were $30,300.

In May 2014, the Company received $267,840 in financing from BIMI (see Note 1. Organization and Description of Business) which included converting the $35,000 note payable (see Note 7. Notes Payable) to a BIMI convertible debenture. The Company additionally paid expenses and liabilities related to BIMI in the amount of $87,198, which was offset against due to related party.

As of June 30, 2014, the Company recorded $37,375 and $18,163 in accounts payables and accrued expenses which were offset by the funds received. BIMI has accounted for these transactions as other current receivables.

Note 10. Commitments and Contingent Liabilities

As of June 30, 2014 and December 31, 2013, the Company had no outstanding commitments or contingent liabilities meeting the criteria for recognition under its accounting policies in accordance with US GAAP.

Note 11. Capital Stock

The Company is authorized to issue 12,000 common shares at $0.001 par value per share.

On May 2, 2014, the Company issued 1,500 shares of common stock in exchange for $150 to Anthony Baroud, who was named Vice President of the Company. On the same date, the Company additionally issued 500 shares to two other individuals in exchange for $50. These transactions have been recorded as other current assets as of June 30, 2014.

Upon the Company’s formation on March 5, 2013, the Company issued 4,000 shares of common stock to each of the co-founders Ellis Smith and Corey Hollister in exchange of $400, which was recorded as a reduction to due from directors.

As of June 30, 2014 and December 31, 2013, the Company had 10,000 and 8,000 common shares issued and outstanding, respectively.

Note 12. Segment Information

From the date of inception of March 5, 2013 through June 30, 2014, the Company did not operate in any material, separately reportable operating segments.

F-11